Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the pro forma effects of the acquisition of VMware, Inc. (“VMware”) by Broadcom Inc. (“Broadcom”).

On May 26, 2022, Broadcom entered into an Agreement and Plan of Merger (the “Merger Agreement”) with:

●	VMware;

●	Verona Holdco, Inc., a Delaware corporation and direct wholly owned subsidiary of VMware (“Holdco”);

●	Verona Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco (“Merger Sub 1”);

●	Barcelona Merger Sub 2, Inc., a Delaware corporation and a direct wholly owned subsidiary of Broadcom (“Merger Sub 2”); and

●	Barcelona Merger Sub 3, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Broadcom (“Merger Sub 3”).

On November 22, 2023 (the “Acquisition Date”), pursuant to the terms of the Merger Agreement, (i) Merger Sub 1 merged with and into VMware (the “First Merger”), with VMware surviving the First Merger and becoming a wholly owned subsidiary of Holdco (the “Surviving Company”), (ii) following the effective time of the First Merger, VMware, the surviving company of the First Merger, converted into a Delaware limited liability company (the “Conversion”), (iii) following the effective time of the Conversion, Merger Sub 2 merged with and into Holdco (the “Second Merger”), with Holdco surviving the Second Merger and becoming a wholly owned subsidiary of Broadcom, and (iv) following the effective time of the Second Merger, Holdco, the surviving company of the Second Merger, merged with and into Merger Sub 3 (the “Third Merger,” and together with the First Merger, the Conversion, and the Second Merger, the “Transaction”), with Merger Sub 3 surviving the Third Merger as a wholly owned subsidiary of Broadcom.

As a result of the Transaction, each share of VMware Class A common stock issued and outstanding immediately prior to the effective time of the Transaction, other than VMware common shares owned or held in treasury by VMware or owned by Merger Sub 2 or in the treasury of the Surviving Company (which were cancelled) and any VMware common shares owned by any wholly owned subsidiary of VMware, was indirectly converted into the right to receive, at the election of each holder of such share of VMware common stock, and subject to proration in accordance with the Merger Agreement, either:

(a)	$142.50 per share in cash, without interest, per VMware common share, or

(b)	0.2520 shares of Broadcom common stock, par value $0.001 per share, per VMware common share.

The shareholder election was subject to a proration mechanism, such that the total number of shares of VMware common stock entitled to receive the cash consideration, and the total number of shares of VMware common stock entitled to receive the stock consideration, were, in each case, equal to 50% of the aggregate number of shares of VMware common stock issued and outstanding immediately prior to the effective time of the Second Merger.

The Transaction was treated as a business combination for accounting purposes. Broadcom was determined to be the accounting acquirer after taking into account the relative share ownership, the composition of the governing body of the combined entity, and the designation of certain senior management positions. The purchase price of the Transaction was allocated to the assets acquired and liabilities assumed based on their preliminary fair values at the Acquisition Date.

Financing

Broadcom funded the cash consideration through a combination of cash on hand and borrowings under the Credit Agreement referred to below.

On August 15, 2023, Broadcom entered into a credit agreement (the “Credit Agreement”). In connection with the Transaction, Broadcom entered into an aggregate of $30.4 billion of term facilities, consisting of an $11.2 billion unsecured Term A-2 facility (the “Term A-2 Loan”), an $11.2 billion unsecured Term A-3 facility (the “Term A-3 Loan”), and an $8 billion unsecured Term A-5 facility (the “Term A-5 Loan”, collectively, the “2023 Term Loans”). Broadcom funded the cash portion of the Transaction with the net proceeds from the issuance of the 2023 Term Loans. In connection with the Transaction, Broadcom incurred discounts and financing fees of approximately $398 million.

The term loans under the Term A-2 Loan, Term A-3 Loan and Term A-5 Loan bear interest at a fluctuating rate per annum equal to the Term Secured Overnight Financing Rate (“SOFR”) reference rate published by the CME term SOFR administrator, plus an applicable rate that varies by facility and is calculated based on Broadcom’s credit ratings and will mature and be payable on the second, third or fifth anniversary, respectively, of the date of the Transaction. Our obligations under the Credit Agreement are unsecured and are not guaranteed by any of our subsidiaries.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWO FISCAL QUARTERS ENDED MAY 5, 2024

(dollars and weighted average shares outstanding in millions, except per share amounts)

	Historical
	Broadcom Inc.	VMware, Inc.								Pro Forma Combined
	For the Two Fiscal Quarters Ended	For the Eighteen Days Ended	Reclassification			Transaction Accounting			Financing	For the Two Fiscal Quarters Ended
	May 5, 2024	November 21, 2023	Adjustments (Note 2)			Adjustments (Note 3)			Adjustments (Note 4)	May 5, 2024
Net revenue:
Products	$14,604	$-	$-			$-			$-	$14,604
Subscriptions and services	9,844	-	623	2	(a)	(83)	3	(a)	-	10,426
						42	3	(k)
License	-	59	(59)	2	(a)	-			-	-
Subscription and SaaS	-	294	(294)	2	(a)	-			-	-
Services	-	270	(270)	2	(a)	-			-	-
Total net revenue	24,448	623	-			(41)			-	25,030

Cost of revenue:
Cost of products sold	4,589	-	-			-			-	4,589
Cost of subscriptions and services	1,667	-	152	2	(b)	(16)	3	(a)	-	1,709
						(8)	3	(b)
						(9)	3	(c)
						(77)	3	(d)
Cost of license revenue	-	8	(8)	2	(b)	-			-	-
Cost of subscription and SaaS revenue	-	65	(65)	2	(b)	-			-	-
Cost of services revenue	-	79	(79)	2	(b)	-			-	-
Amortization of acquisition-related intangible assets	2,896	-	-			350	3	(b)	-	3,246
Restructuring charges	145	-	-			-			-	145
Total cost of revenue	9,297	152	-			240			-	9,689

Gross margin	15,151	471	-			(281)			-	15,341

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWO FISCAL QUARTERS ENDED MAY 5, 2024 – (CONTINUED)

(dollars and weighted average shares outstanding in millions, except per share amounts)

	Historical
	Broadcom Inc.	VMware, Inc.							Pro Forma Combined
	For the Two Fiscal Quarters Ended May 5, 2024	For the Eighteen Days Ended November 21, 2023	Reclassification Adjustments (Note 2)		Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 4)		For the Two Fiscal Quarters Ended May 5, 2024
Research and development	4,723	169	-		(20	) 3(a)	-		4,527
					(1	) 3(b)
					(7	) 3(c)
					(337	) 3(d)
Selling, general and administrative	2,849	-	295	2(c)	(31	) 3(a)	-		2,568
					(3	) 3(b)
					(22	) 3(c)
					(454	) 3(d)
					(66	) 3(e)
Sales and marketing	-	234	(234	) 2(c)	-		-		-
General and administrative	-	61	(61	) 2(c)	-		-		-
Amortization of acquisition-related intangible assets	1,619	-	-		(5	) 3(b)	-		1,614
Restructuring and other charges	912	-	-		-		-		912
Realignment	-	-	-		-		-		-
Total operating expenses	10,103	464	-		(946)		-		9,621

Operating income	5,048	7	-		665		-		5,720
Investment income	-	14	(14	) 2(e)	-		-		-
Interest expense	(1,973)	(16)	-		22	3(f)	(102	) 4(a)	(2,069)
					-
Other income, net	272	12	14	2(e)	-		-		298
Income from continuing operations before income taxes	3,347	17	-		687		(102)		3,949
Provision for (benefit from) income taxes	(48)	(9)	-		165	3(g)	(18	) 3(g)	90
Net income from continuing operations attributable to common stock	$3,395	$26	$-		$522		$(84)		$3,859

Net income from continuing operations per share attributable to common stock:
Basic	$7.52								$8.43	3(j)
Diluted	$7.29								$8.09	3(j)

Weighted-average shares used in per share calculations:
Basic	458								458
Diluted	473								477

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED OCTOBER 29, 2023

(dollars and weighted average shares outstanding in millions, except per share amounts)

	Historical
	Broadcom Inc.	VMware, Inc.								Pro Forma Combined
	For the Year Ended October 29, 2023	For the Twelve Months Ended November 3, 2023	Reclassification Adjustments (Note 2)			Transaction Accounting Adjustments (Note 3)			Financing Adjustments (Note 4)	For the Year Ended October 29, 2023
Net revenue:
Products	$27,891	$-	$-			$-			$-	$27,891
Subscriptions and services	7,928	-	13,852	2	(a)	(1,643)	3	(a)	-	20,193
						56	3	(k)
License	-	2,521	(2,521)	2	(a)	-			-	-
Subscription and SaaS	-	5,057	(5,057)	2	(a)	-			-	-
Services	-	6,274	(6,274)	2	(a)	-			-	-
Total net revenue	35,819	13,852	-			(1,587)			-	48,084

Cost of revenue:
Cost of products sold	8,636	-	-			-			-	8,636
Cost of subscriptions and services	636	-	2,560	2	(b)	(326)	3	(a)	-	2,706
						(165)	3	(b)
						(70)	3	(c)
						78	3	(d)
						(1)	3	(h)
						(6)	3	(i)
Cost of license revenue	-	152	(152)	2	(b)	-			-	-
Cost of subscription and SaaS revenue	-	811	(811)	2	(b)	-			-	-
Cost of services revenue	-	1,597	(1,597)	2	(b)	-			-	-
Amortization of acquisition-related intangible assets	1,853	-	-			4,635	3	(b)	-	6,488
Restructuring charges	4	-	-			-			-	4
Total cost of revenue	11,129	2,560	-			4,145			-	17,834

Gross margin	24,690	11,292	-			(5,732)			-	30,250

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED OCTOBER 29, 2023 – (CONTINUED)

(dollars and weighted average shares outstanding in millions, except per share amounts)

	Historical
	Broadcom Inc.	VMware, Inc.									Pro Forma Combined
	For the Year Ended October 29, 2023	For the Twelve Months Ended November 3, 2023	Reclassification Adjustments (Note 2)			Transaction Accounting Adjustments (Note 3)			Financing Adjustments (Note 4)		For the Year Ended October 29, 2023
Research and development	5,253	3,395	-			(414)	3	(a)	-		8,588
						(10)	3	(b)
						(72)	3	(c)
						441	3	(d)
						(1)	3	(h)
						(4)	3	(i)
Selling, general and administrative	1,592	-	5,684	2	(c)	(640)	3	(a)	-		5,626
						(55)	3	(b)
						(150)	3	(c)
						(64)	3	(d)
						(728)	3	(e)
						(1)	3	(h)
						(12)	3	(i)
Sales and marketing	-	4,452	(4,452)	2	(c)	-			-		-
General and administrative	-	1,232	(1,232)	2	(c)	-			-		-
Amortization of acquisition-related intangible assets	1,394	-	-			2,504	3	(b)	-		3,898
Restructuring and other charges	244	-	1	2	(d)	-			-		245
Realignment	-	1	(1)	2	(d)	-			-		-
Total operating expenses	8,483	9,080	-			794			-		18,357

Operating income	16,207	2,212	-			(6,526)			-		11,893
Investment income	-	251	(251)	2	(e)	-			-		-
Interest expense	(1,622)	(320)	-			(92)	3	(f)	(2,184)	4(a)	(4,218)
Other income, net	512	76	251	2	(e)	-			-		839
Income from continuing operations before income taxes	15,097	2,219	-			(6,618)			(2,184)		8,514
Provision for (benefit from) income taxes	1,015	485	-			(701)	3	(g)	(385)	3(g)	414
Net income from continuing operations attributable to common stock	$14,082	$1,734	$-			$(5,917)			$(1,799)		$8,100

Net income from continuing operations per share attributable to common stock:
Basic	$33.93										$17.27	3(j)
Diluted	$32.98										$16.77	3(j)

Weighted-average shares used in per share calculations:
Basic	415										469
Diluted	427										483

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The historical information of Broadcom and VMware is presented in accordance with accounting principles generally accepted in the United States of America.

The unaudited pro forma condensed combined statement of operations for the two fiscal quarters ended May 5, 2024 and year ended October 29, 2023 gives effect to (i) the Transaction as if it had been completed on October 31, 2022, the beginning of Broadcom’s most recently completed fiscal year and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. As the difference between Broadcom’s and VMware’s fiscal year-end dates is less than one fiscal quarter, the unaudited pro forma condensed combined statement of operations for the year ended October 29, 2023 is prepared using Broadcom’s audited consolidated statement of operations for the year ended October 29, 2023 and VMware’s unaudited condensed combined statement of income for the twelve months ended November 3, 2023, which is derived by adding the audited consolidated statements of income for the year ended February 3, 2023 and unaudited condensed consolidated statements of income for the nine months ended November 3, 2023 and subtracting the unaudited condensed consolidated statement of income for the nine months ended October 28, 2022, as permitted under Rule 11-02 of Regulation S-X. The unaudited pro forma condensed combined statement of operations for the two fiscal quarters ended May 5, 2024 is prepared using Broadcom’s unaudited consolidated statement of operations for the two fiscal quarters ended May 5, 2024 and VMware’s unaudited condensed combined statement of income for the eighteen days ended November 21, 2023.

The unaudited pro forma condensed combined financial information does not include an unaudited pro forma condensed combined balance sheet as of May 5, 2024 as the Transaction is already reflected in Broadcom’s historical unaudited condensed consolidated balance sheet as of the May 5, 2024 included in Broadcom’s Quarterly Report on Form 10-Q for the quarter ended May 5, 2024.

The unaudited pro forma condensed combined financial information is prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, with Broadcom treated as the accounting acquirer for the Transaction.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results of Broadcom following the Transaction. In determining the preliminary estimate of fair values of assets acquired and liabilities assumed of VMware, Broadcom used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the Transaction or of any integration costs. The unaudited pro forma condensed combined financial information does not purport to project the future operating results of Broadcom following the Transaction.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●	the separate historical audited consolidated financial statements of Broadcom as of and for the year ended October 29, 2023, included in Broadcom’s Annual Report on Form 10-K filed with the SEC on December 14, 2023;

●	the separate historical audited consolidated financial statements of VMware as of and for the year ended February 3, 2023, included in VMware’s Annual Report on Form 10-K filed with the SEC on March 28, 2023;

●	the separate historical unaudited condensed consolidated financial statements of VMware as of and for the nine months ended November 3, 2023, included in Exhibit 99.2 of Broadcom’s Form 8-K/A filed with the SEC on February 8, 2024;

●	the separate historical unaudited condensed consolidated financial statements of VMware as of and for the nine months ended October 28, 2022, included in VMware’s Quarterly Report on Form 10-Q filed with the SEC on December 2, 2022; and

●	the separate historical unaudited condensed consolidated financial statements of Broadcom as of and for the two fiscal quarters ended May 5, 2024, included in Broadcom’s Quarterly Report on Form 10-Q filed with the SEC on June 13, 2024.

2.	Significant Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Broadcom’s audited financial statements as of and for the year ended October 29, 2023, and unaudited financial statements as of and for the two fiscal quarters ended May 5, 2024. Certain reclassifications are reflected in the pro forma adjustments to conform VMware’s presentation to Broadcom’s in the unaudited pro forma condensed combined statements of operations. These reclassifications have no effect on previously reported net income of Broadcom or VMware.

The following reclassification adjustments were made to conform VMware’s presentation to Broadcom’s presentation:

(a)	Represents the reclassification of license revenue, subscription and SaaS revenue, and services revenue to subscriptions and services revenue.

(b)	Represents the reclassification of cost of license revenue, cost of subscription and SaaS revenue, and cost of services revenue to cost of subscriptions and services revenue (referred to as CoSS).

(c)	Represents the reclassification of sales and marketing expense and general and administrative expense to selling, general and administrative expense (referred to as SG&A).

(d)	Represents the reclassification of realignment expense to restructuring and other charges.

(e)	Represents the reclassification of investment income to other income, net.

3.	Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Represents an adjustment to eliminate the operating results of VMware’s end-user computing business that met the held-for-sale criteria as of the Acquisition Date. Results of the business unit are reflected as discontinued operations in Broadcom’s filings.

Discontinued Operations	For the Two Fiscal Quarters Ended May 5, 2024	For the Year Ended October 29, 2023
	(dollars in millions)
Subscription and services	$83	$1,643
Cost of subscriptions and services	(16)	(326)
Gross margin	67	1,317

Research and development	20	414
Selling, general and administrative	31	640
Total operating expenses	$51	$1,054

Operating income	$16	$263

(b)	Represents the adjustment to record elimination of historical amortization expense and recognition of new amortization expense related to identifiable intangible assets based on the estimated fair value as of the Acquisition Date. Amortization expense was calculated based on the estimated fair value of each of the identifiable intangible assets and the periods in which the associated economic benefits are expected to be derived. Amortization expense is allocated between amortization of acquisition-related intangible assets - cost of revenue (referred to as ACoR) and amortization of acquisition-related intangible assets - operating expenses (referred to as AOE) based on the nature of activities associated with the intangible assets acquired.

The adjustment for the amortization expense is as follows:

	For the Two Fiscal Quarters Ended May 5, 2024					For the Year Ended October 29, 2023
	CoSS	R&D	SG&A	ACoR	AOE	CoSS	R&D	SG&A	ACoR	AOE
	(dollars in millions)
Reversal of historical amortization expense	$(8)	$(1)	$(3)	$(2,328)	$(979)	$(165)	$(10)	$(55)	$-	$-
Amortization of purchased identifiable intangible assets	-	-	-	2,678	974	-	-	-	4,635	2,504
Total intangible asset amortization adjustment	$(8)	$(1)	$(3)	$350	$(5)	$(165)	$(10)	$(55)	$4,635	$2,504

(c)	Represents the adjustment to record elimination of historical depreciation expense and recognition of new depreciation expense based on the estimated fair value of property, plant and equipment as of the Acquisition Date. The depreciation of property, plant and equipment is calculated based on the estimated fair value of each asset and the associated remaining useful lives. Depreciation expense is allocated among CoSS, research and development (referred to as R&D), and SG&A based upon the nature of activities associated with the use of the property, plant and equipment.

The adjustment for the depreciation expense is as follows:

	For the Two Fiscal Quarters Ended May 5, 2024			For the Year Ended October 29, 2023
	CoSS	R&D	SG&A	CoSS	R&D	SG&A
	(dollars in millions)
Reversal of historical depreciation expense	$(9)	$(7)	$(52)	$(85)	$(88)	$(183)
Depreciation of acquired property, plant and equipment	-	-	30	15	16	33
Total depreciation expense adjustment	$(9)	$(7)	$(22)	$(70)	$(72)	$(150)

(d)	Represents the adjustment to record the elimination of historical VMware stock-based compensation expense and recognition of new stock-based compensation expense for the post-combination portion of VMware’s stock options, restricted stock unit awards and performance stock unit awards. Since the VMware restricted stock unit awards held by non-employee members of VMware’s Board of Directors (“Director RSUs”) and outstanding stock options have been settled and require no further service, the entire post-combination portion of such awards is recognized as a compensation expense immediately after the closing of the Transaction. This is a non-recurring adjustment. The income tax benefit resulting from this adjustment is $0.3 million using Broadcom’s statutory tax rate of 18%.

VMware’s performance stock unit awards and restricted stock unit awards (other than Director RSUs) were assumed and converted into approximately 5 million Broadcom restricted stock unit awards with an estimated fair value of $3,634 million, of which $2,821 million is attributable to post-combination services and will be recognized as compensation expense. Broadcom restricted stock unit awards are subject to the same terms and conditions applicable to the corresponding VMware equity awards, including vesting terms. Therefore, the post-combination portion of Broadcom restricted stock unit awards has been recognized as stock-based compensation expense rateably over the remaining vesting period. With respect to any Broadcom restricted stock unit award that replaces a VMware performance stock unit award, vesting is no longer subject to the achievement of performance goals or metrics and is solely based on providing continued services to Broadcom and its affiliates, including VMware, through the end of the applicable performance period.

The following table reflects the elimination of VMware’s historical stock-based compensation expense and the recognition of stock-based compensation expense based on the fair value of Broadcom restricted stock unit awards. Stock-based compensation expense is allocated among CoSS, R&D and SG&A based upon the nature of the associated activities.

The adjustment for the stock-based compensation expense is as follows:

	For the Two Fiscal Quarters Ended May 5, 2024			For the Year Ended October 29, 2023
	CoSS	R&D	SG&A	CoSS	R&D	SG&A
	(dollars in millions)
Reversal of historical stock-based compensation expense	$(121)	$(614)	$(557)	$(123)	$(622)	$(543)
Post-combination stock-based compensation expense	44	277	103	201	1,063	479
Total stock-based compensation expense adjustment	$(77)	$(337)	$(454)	$78	$441	$(64)

(e)	Represents the reversal of historical deferred commission amortization expense related to the elimination of VMware’s historical deferred commission balances as these balances are considered in the fair value measurement of any customer relationships.

(f)	Represents the reversal of VMware’s historical interest expense, including the amortization of debt issuance costs. This adjustment also reflects the addition of the estimated interest expense based on the estimated fair value of VMware debt assumed by Broadcom.

	For the Two Fiscal Quarters Ended May 5, 2024	For the Year Ended October 29, 2023
	(dollars in millions)
Reversal of historical interest expense and amortization of debt issuance costs	$(122)	$(320)
Interest expense on the fair value of VMware debt assumed by Broadcom	100	412
Total interest expense adjustment	$(22)	$92

(g)	Represents the income tax effect resulting from the transaction accounting adjustments and financing adjustments described herein. As a result of the corresponding increase in income before income taxes in the statement of operations for the two fiscal quarters ended May 5, 2024, an income tax expense is recognized. As a result of the corresponding decrease in income before income taxes in the statement of operations for the year ended October 29, 2023, an income tax benefit is recognized. A blended statutory tax rate of approximately 11% is assumed for the amortization of intangible assets, and a blended statutory tax rate of approximately 18% is assumed for all other pro forma adjustments. The applicable blended statutory tax rates are based on the jurisdictions in which the assets are located and are not necessarily indicative of the effective tax rate of Broadcom following the Transaction, which could be significantly different depending on post-acquisition activities, including the geographical mix of income.

(h)	Represents the adjustment to lease expense for VMware’s remeasured operating leases.

(i)	Represents the pro forma basic net income from continuing operations per share attributable to common stock calculated using the historical basic weighted average shares of Broadcom common stock outstanding, adjusted for additional shares issued to holders of VMware common stock and holders of VMware equity awards to consummate the Transaction. Pro forma diluted net income from continuing operations per share attributable to common stock is calculated using the historical diluted weighted average shares of Broadcom common stock outstanding, adjusted for the additional shares issued to holders of VMware common stock and holders of VMware equity awards, including the dilutive effect of the additional Broadcom restricted stock unit awards issued in conjunction with the Transaction.

	For the Two Fiscal Quarters Ended May 5, 2024	For the Year Ended October 29, 2023
Numerator:	(dollars in millions, except per share data)
Net income from continuing operations attributable to common stock	$3,859	$8,100

Denominator:
Historical Broadcom weighted average shares outstanding (basic)	458	415
Shares of Broadcom common stock issued to VMware stockholders pursuant to the Merger Agreement	-	54
Shares of Broadcom common stock issued to holders of VMware equity awards pursuant to the Merger Agreement	-	-
Pro forma weighted average shares (basic)	458	469

Historical Broadcom weighted average shares outstanding (diluted)	473	427
Shares of Broadcom common stock issued to VMware stockholders pursuant to the Merger Agreement	-	54
Shares of Broadcom common stock issued to holders of VMware equity awards pursuant to the Merger Agreement	-	-
Dilutive impact of Broadcom’s restricted stock unit awards issued to replace VMware’s restricted stock unit awards and performance stock unit awards	4	2
Pro forma weighted average shares (diluted)	477	483

Pro forma net income from continuing operations per share attributable to common stock:
Basic	$8.43	$17.27
Diluted	$8.09	$16.77

(j)	Represents the adjustment to record elimination of historical amortization of deferred contra revenue and recognition of new amortization of the off-market component of customer contracts as a reduction in revenue. The amortization amount was calculated based on the estimated fair value of the intangible asset and the periods in which the associated economic benefits are expected to be derived.

4.	Financing Adjustments

(a)	To record estimated interest expense, including the amortization of capitalized costs, related to the 2023 Term Loans issued by Broadcom under the Credit Agreement in connection with the Transaction. The 2023 Term Loans are assumed to be outstanding for the two fiscal quarters ended May 5, 2024 and the entire year ended October 29, 2023. The 2023 Term Loans bear interest at a fluctuating rate per annum equal to the Term SOFR reference rate published by the CME term SOFR administrator, plus an applicable rate that varies by facility and is calculated based on Broadcom’s credit ratings.

The interest rate assumed for purposes of preparing this pro forma financial information is 6.4679% for the Term A-2 Loan, 6.5929% for the Term A-3 Loan and 6.9679% for the Term A-5 Loan, respectively. The interest rate assumed for each facility represents the 1-month Term SOFR reference rate published by the CME term SOFR administrator as of November 27, 2023, plus 1.1250% for the Term A-2 Loan, 1.2500% for the Term A-3 Loan, and 1.6250% for the Term A-5 Loan, respectively. In addition to the interest expense, the adjustments also include adjustments for additional fees.

A sensitivity analysis on interest expense for the two fiscal quarters ended May 5, 2024 and the year ended October 29, 2023 has been performed to assess the effect of a 12.5 basis point change in the variable interest rate would have on interest expense. The following table shows the impact of the change in interest expense for the 2023 Term Loans:

	For the Two Fiscal Quarters Ended May 5, 2024	For the Year Ended October 29, 2023
	(dollars in millions)
Increase of 0.125%	$19	$38
Decrease of 0.125%	$(19)	$(38)